EXHIBIT 5.1

Opinion of Mitsui Company

July 2, 2009

ORIX Corporation

Mita NN Building, 4-1-23 Shiba

Minato-ku, Tokyo 108-0014

Japan

Ladies and Gentlemen:

We have acted as Japanese counsel to ORIX Corporation (the “Company”) and are giving this opinion in connection with its automatic shelf registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 2, 2009, including the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act of 1933, as amended (the “1933 Act”) and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (collectively, the “Registration Statement”), relating to the registration of the shares of common stock of the Company (the “Shares”) being offered by the Company in an offering of Shares including, in the United States, Shares in the form of shares or American Depositary Shares (“ADSs”).

For the purpose of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary, including the Articles of Incorporation of the Company and the Registration Statement filed under the 1933 Act by the Company with the Commission.

For the purposes of this opinion, words and phrases used but not defined herein shall have the same meaning as those contained in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that:

(1) The Shares, when issued upon a resolution of the Board of Directors of the Company and a decision of an authorized Executive Officer, and when paid for, issued and delivered in accordance with Japanese law and the Articles of Incorporation and the Regulations of the Board of Directors of the Company, will be validly issued and fully paid and non-assessable; and

(2) The statements incorporated in the Registration Statement by reference to the Company’s annual report on Form 20-F for the fiscal year ended March 31, 2009 under the caption “Item 10: Additional Information—Taxation—Japanese Taxation” insofar as such statements relate to Japanese tax matters currently applicable to holders of shares of common stock of the Company, directly or in the form of ADSs, who are non-residents of Japan fairly summarizes the material Japanese tax matters and consequences for such holders of owning shares of common stock of the Company.

The opinions expressed herein are confined to and given on the basis of Japanese law as currently applied by the Japanese courts. We have made no investigation of the laws of any jurisdiction other than Japan and do not express or imply any opinions as to the laws of any jurisdiction other than those of Japan. This opinion is governed by and shall be construed in accordance with Japanese law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required by the 1933 Act.

Yours sincerely, MITSUI COMPANY

By:	/s/ Takuhide Mitsui
Takuhide Mitsui